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                             TPI ENTERPRISES, INC.
                         PLAN OF COMPLETE LIQUIDATION

        This Plan of Complete Liquidation (the "Plan") provides for the voluntary dissolution and complete liquidation of TPI Enterprises, Inc., a New Jersey corporation (the "Corporation"), in accordance with Chapter 12 of Title 14A of the New Jersey Business Corporation Act (the "Act"). The voluntary dissolution and complete liquidation shall be accomplished in accordance with the provisions of this Plan, which is an integral aspect of, and called for by, the Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement (the "Plan of Reorganization"). Pursuant to the Plan of Reorganization, Shoney's, Inc., a Tennessee corporation ("Shoney's"), will acquire substantially all of the properties and assets of the Corporation.

        1. Approval of Board of Directors. The board of directors of the Corporation has determined that subject to the closing of the Plan of Reorganization with Shoney's (the "Closing"), it is deemed desirable and for the benefit of the Corporation and the stockholders thereof that the Corporation be voluntarily dissolved and completely liquidated in accordance with the provisions of this Plan.

        2. Adoption of Plan by Stockholders. This Plan shall be submitted to the stockholders of the Corporation for approval and adoption at a special meeting of the shareholders of the Corporation called by the board of directors for that purpose (the "Meeting"). The Plan shall be deemed adopted and shall become effective upon its approval at the Meeting by the affirmative vote of a majority of the votes cast by the holders of at least a majority of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Corporation entitled to vote at the Meeting as required by
Section 14A:12-4 of the Act, subject to the Closing.

        3. Issuance of Certificate of Dissolution by Secretary of State. If the Plan is adopted and approved at the Meeting as provided in Paragraph 2 above, and the Closing thereafter occurs proper officers of the Corporation shall file a Certificate of Dissolution as soon as practicable after, the Meeting in the office of the Secretary of State of State of New Jersey, in accordance with the provisions of Section 14A:12-4 of the Act. Upon the filing of the Certificate of Dissolution, the Corporation shall be deemed dissolved (the date of issuance of such certificate being hereafter referred to as the "Dissolution Date").

        4. Continuation of Corporate Status After Dissolution Date for Certain Purposes. On and after the Dissolution Date, the Corporation shall continue its corporate existence but shall carry on no business except for the purpose of winding up its affairs by (a) collecting its assets, (b) conveying for cash or upon deferred payment, with or without security, such of its assets are not to be distributed in kind to its shareholders, (c) paying, satisfying and discharging its debt and other liabilities and (d) doing all other acts required to liquidate its business and affairs.











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        5. Time for Completion of Liquidation. It is the intent of this Plan that the complete liquidation of the Corporation shall commence on the Dissolution Date and that such liquidation, and the distribution of the net assets of the Corporation, shall be completed as soon as practicable thereafter and in any event within one year after the date of the approval of this Plan by the shareholders of the Corporation except as otherwise provided by Section 10 hereof.

        6. Powers and Authority of Directors after Dissolution. (a) Upon dissolution of the Corporation, its officers, directors and shareholders of the Corporation shall continue to function in the same manner as if the dissolution had not occurred. Without limiting the generality of the foregoing:

           (i) The directors of the Corporation shall not be deemed to be trustees of its assets and shall be held to no greater standard of conduct than that prescribed by Section 14A:6-14 of the Act;

           (ii) Title to the Corporation's assets shall remain in the Corporation until transferred by it in the corporate name;

           (iii) The dissolution shall not change quorum or voting requirements for the board or shareholders, nor shall it alter provisions regarding election, appointment, resignation or removal of, or filling vacancies among, directors or officers, or provisions regarding amendment or repeal of by-laws or adoption of new by-laws;

           (iv) Shares may be transferred until the Complete Liquidation Date (as defined in Paragraph 10.1);

           (v) The Corporation may sue and be sued in its corporate name and process may issue by and against the Corporation in the same manner as if dissolution had not occurred, subject to the provisions of New Jersey law; and

           (vi) No action brought against the Corporation prior to its dissolution shall abate by reason of such dissolution.

           (b) Specifically, but without limiting the generality of the foregoing set forth in Section 6(a) hereof, upon dissolution of the Corporation, the directors of the Corporation shall have the following powers and authorities:

           (i) To employ, terminate the employment of, and fix the compensation and other terms of employment of such officers, employees, agents, attorneys, accountants and others as in the discretion of the directors are necessary or appropriate to effect the purpose of the Plan;


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           (ii)  To fix the compensation and other terms of employment of the directors; provided, however, that the annual compensation (excluding expenses) of the directors shall be no greater than the annual cash compensation of the directors immediately prior to the Dissolution Date;

           (iii) To purchase, lease, or otherwise provide such offices and other facilities as in the discretion of the directors are necessary or appropriate to effect the purpose of the Plan;

           (iv) To (1) collect its assets, (2) convey for cash or upon deferred payments, with or without security, such of its assets as are not to be distributed in kind to its shareholders and
                 (3) pay, satisfy and discharge its debts and other liabilities;

           (v) To dispose of and convey the properties and assets (on going-concern or other bases as deemed by the directors to be in the best interests of the shareholders of the Corporation) and, to the extent necessary to pay expenses or satisfy liabilities, to sell shares of Shoney's Stock (as defined in Paragraph 8.1(a)) in open market transactions, private transactions or otherwise, at such times, in such manner, and upon such terms and conditions as are deemed by the directors to be in the ultimate best interests of the shareholders of the Corporation but in a manner consistent with the Plan of Reorganization and the requirements to maintain a tax-free transaction;

           (vi) To do all other acts required to liquidate its business and affairs, including to take and effect all other actions deemed by the directors to be necessary or appropriate to effect the purpose of the Plan.

        7. Exercise of Powers and Authorities of Directors. From and after the dissolution of the Corporation:

        7.1 The powers and authorities of the directors may be exercised in the manners and in accordance with the provisions of this Plan, the Bylaws of the Corporation and as specifically provided by the Act.

        7.2 Article Sixth of the Restated Certificate of Incorporation of the Corporation shall at all times apply to the officers and directors of the Corporation. Without limiting the foregoing, except as otherwise specifically provided by the Act, no director shall be personally liable in respect of any action taken on behalf of the Corporation.

        8.   Initial Liquidating Distribution.

        8.1 (a) As soon as practicable after the Dissolution Date and upon determination by the directors that adequate provision has been made for payment of all creditors of the Corporation and


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all costs and expenses of liquidation, the Corporation shall make an initial liquidating distribution on a pro rata basis to the holders of outstanding shares of Common Stock. Holders of employee stock options or warrants immediately prior to the closing of the transactions contemplated by the Plan of Reorganization (collectively, the "Derivative Securities") shall be entitled to a distribution only in accordance with Paragraph 8.2 hereof. The initial liquidating distribution to holders of Common Stock shall be comprised of cash and approximately 6,600,000 shares (or such greater number of shares as the Corporation may then hold) of common stock, $.01 par value per share (the "Shoney's Stock"), of Shoney's or its successor in interest, or such portions thereof as the directors shall determine should be distributed to such holders of Common Stock after adequate provision for payment of creditors and costs and expenses of liquidation and a reserve for such distributions to the holders of Derivative Securities as may be required under Paragraph 8.2.

                (b) A person or entity designated by the directors of the Corporation shall act as agent for the holders of the outstanding shares of Common Stock for this purpose and shall accept delivery in proper form for transfer of the Shoney's Stock on their behalf and arrange for transfer into their names of the record ownership of the Shoney's Stock on the stock transfer books of Shoney's.

        8.2 Holders of Derivative Securities who exercise their Derivative Securities after the closing of the transaction contemplated by the Plan of Reorganization but before the Final Liquidating Distribution Record Date (as defined below) and thereby acquire shares of Shoney's Stock in accordance with the terms of the Derivative Securities existing immediately prior to the Closing as modified by the Plan of Reorganization shall be entitled to receive, as soon as practicable after the Corporation or the Liquidating Agent (as defined in Paragraph 10.1) receives notice of such exercise their pro rata portion of the cash portion of the initial liquidating distribution and of the cash portion of any subsequent liquidating distribution to the extent of such exercise. Holders of Derivative Securities shall not be entitled to participate in any liquidating distribution of shares of Shoney's Stock or other non-cash consideration received from Shoney's pursuant to the Plan of Reorganization or any proceeds thereof. To become entitled to the liquidating distributions of cash provided herein, holders of Derivative Securities must exercise such Derivative Securities into shares of Shoney's Stock prior to the record date for the final liquidating distribution pursuant to Paragraph 10.1, which in no event shall be no earlier than December 31, 1998 (the "Final Liquidating Distribution Record Date"); provided, however, that the Final Liquidating Distribution Record Date shall occur no later than the third anniversary after the Complete Liquidation Date. Until the Final Liquidating Distribution Record Date, the Corporation or the Liquidating Agent shall retain in reserve the holder's pro rata portion of the cash portion of the initial liquidating distribution and of any subsequent liquidating distribution. Upon expiration or cancellation of any of a holder's Derivative Securities, or if such Derivative Securities are not exercised on or prior to the Final Liquidating Distribution Record Date, the cash and other property reserved for such holder shall be available for distribution to the holders of Common Stock, provided that the Corporation or the Liquidating Agent shall be entitled to delay such distributions so that they may be reasonably aggregated. Cash amounts to which holders of Derivative Securities may become entitled from the Corporation hereunder are referred to herein as the "Derivative Securities Entitlements."


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        8.3     No fractional shares of scrip or certificates for fractional shares will be issued in connection with any liquidating distribution of Shoney's Stock to the holders of Common Stock. Fractional share interests with respect to Shoney's Stock shall be settled by aggregating all fractions, selling the number of full shares of Shoney's Stock representing such aggregated fractions in the open market, and, after payment out of the proceeds of such sale or sales of all expenses (including brokerage commissions) incidental to such sale or sales, distributing the net proceeds from such sale or sales to the respective holders of Common Stock entitled thereto in accordance with their fractional entitlements.

        8.4 In connection with all liquidating distributions prior to the Complete Liquidation Date, the stock transfer books of the Corporation need not be closed but, in lieu of such closing, the directors may fix a record and a payment date for the purpose of determining the identity of holders of Common Stock entitled to receive such liquidating distribution or distributions and all rights of persons with respect to such liquidating distribution or distributions shall be determined in accordance with the dates so fixed by the directors.

        9. Reserve for Liabilities and Subsequent Liquidating Distributions. The directors shall be entitled, from time to time, to determine and pay, or make adequate provision for the payment of, all liabilities, known, contingent or potential, of the Corporation (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Corporation) and shall be entitled at all times to retain cash and other assets determined by the directors to be adequate to provide for the payment of all such liabilities. Subject to the foregoing, the directors from time to time shall make distributions in such amounts or in such property, pro rata to holders of Common Stock of record on such date or dates, as is determined by the directors and, in accordance with Paragraph 8.2, in satisfaction of Derivative Securities Entitlements. All such determinations shall be made in the exercise of the absolute discretion of the directors, and the directors shall not be required to make, or be in any manner liable for not making, any liquidating distribution to holders of Common Stock or any payment of Derivative Securities Entitlements except in accordance with the express requirements of the Plan.

        10.     Liquidating Agent.

        10.1    (a)     On or before the date that is one year after the
Meeting (the "Complete Liquidation Date"), the directors of the Corporation shall appoint one or more of the directors (unless shareholder or court approval of other persons is obtained) to serve as the liquidating agent for the holders of the Common Stock and Derivative Securities (herein individually and collectively referred to as the "Liquidating Agent") pursuant to an agreement (the "Agency Agreement") entered into between the Corporation (as authorized by the directors) and such Liquidating Agent. On the Complete Liquidation Date, all then remaining monies, properties and assets of the Corporation and all interests therein, subject to any remaining claims against and liabilities of the Corporation, shall be transferred to an account designated by the Liquidating Agent pursuant to the Agency Agreement. The transfer books and other records of the Corporation shall be closed on the Complete Liquidation Date.

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        (b)  Promptly following the Complete Liquidation Date, the directors shall report to the holders of Common Stock and holders of Derivative Securities which have not been exercised or canceled and which have not expired (i) that the transfer of the assets and liabilities of the Corporation to the Liquidating Agent has occurred, (ii) the terms and conditions of the Agency Agreement, (iii) the identity of the Liquidating Agent and (iv) their respective percentage beneficial interests in the assets held by the Liquidating Agent (assuming the exercise of all of the Derivative Securities into shares of Shoney's Stock prior to the Final Liquidating Distribution Record Date). Notwithstanding the foregoing, no holder of Derivative Securities shall have any rights or interest in or entitlement to the assets held by the Liquidating Agent unless and until such holder exercises such Derivative Securities into shares of Shoney's Stock on or before the Final Liquidating Distribution Record Date as provided in Paragraph 8.2.

        10.2 The Agency Agreement shall provide, in substance, that the purposes thereof shall be to determine and pay or otherwise satisfy or finally provide for (whether by insurance or otherwise), within three years after the Complete Liquidation Date, all then remaining claims of creditors and other liabilities of the Corporation, including costs and expenses of the Liquidating Agent and the Derivative Securities Entitlements, and thereupon to distribute any remaining money, property, or assets to the holders of Common Stock as provided below. The Agency Agreement shall also provide that, at such time as the Liquidating Agent shall determine in the exercise of its absolute discretion that all debts and liabilities, known, contingent and potential, including the costs and expenses of completing the complete liquidation, of the Corporation have been paid or provided for, the Liquidating Agent shall thereupon fix the Final Liquidating Distribution Record Date and give the holders of Derivative Securities 30 days' prior written notice of the Final Liquidating Distribution Record Date as it is so established. Thereafter, on a date (on or after the Final Liquidating Distribution Record Date) to be determined by the Liquidating Agent, the Liquidating Agent shall satisfy the Derivative Securities Entitlements and then distribute any funds or other property then held by or for the account of the Corporation pro rata to holders of Common Stock of record as of the Final Liquidating Distribution Record Date. Subject only to the foregoing, the Agency Agreement may contain such terms and conditions as are mutually agreeable to the directors and the Liquidating Agent and as are necessary or convenient to the final liquidation of the assets and liabilities of the Corporation and the distribution of the net proceeds thereof.

        10.3 Upon occurrence of the events contemplated by, and compliance with the provisions of, the foregoing Paragraphs 10.1 and 10.2 (which may be at any time prior to the third anniversary of the complete Liquidation Date), the Corporation shall be deemed to be completely liquidated and dissolved and the directors shall be discharged of and released from all further powers, authorities, duties, responsibilities, and liabilities as directors.

        11. Unlocated Stockholders. Any cash or other property held by or for the account of the Liquidating Agent for distribution to holders of Common Stock and for payment, in accordance with Paragraph 8.2, to holders of Derivative Securities who have not at the time been located shall, at the time of the final liquidating distribution contemplated by Paragraph 10.1, be transferred by the Liquidating Agent to the custodian, state official, trustee or other person authorized by law to receive


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distributions for the benefit of such unlocated stockholders, in such manner as may be determined by the Corporation or the Liquidating Agent, as the case may be. Such cash or other property shall thereafter be held by such person solely for the benefit of and ultimate distribution, without interest thereon, to such former stockholder or stockholders entitled to receive such assets, who shall constitute the sole equitable owners thereof, subject only to such escheat or other laws as may be applicable to unclaimed funds or property, and thereupon all responsibilities and liabilities of the Corporation and the Liquidating Agent with respect thereto shall be satisfied and extinguished.

        12. Share Certificates. At the time of the transfer of the assets, subject to the liabilities, of the Corporation to the Liquidating Agent, the Corporation will call upon the holders of Common Stock to surrender to the Corporation the certificates that theretofore represent their shares of Common Stock.

        13. Termination. In the event the Plan of Reorganization is terminated prior to the Closing, this Plan shall terminate and be of no force or effect.



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